UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2014

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated With Exit or Disposal Activities.

On June 25, 2014, U.S. Auto Parts Network, Inc. (the “Company”) committed to a plan to permanently close its distribution facility located in Carson, California (the “Carson Distribution Facility”) on or around July 29, 2014. The Company will consolidate the Carson Distribution Facility’s distribution and warehousing operations into the Company’s existing distribution facilities located in LaSalle, Illinois and Chesapeake, Virginia. This consolidation is part of the Company’s continued efforts for simplification and improved efficiencies. The closure of the Carson Distribution Facility will result in a head count reduction of approximately 77 employees.

As a result of the Carson Distribution Facility closure and the resulting consolidation of distribution facilities, the Company expects to incur costs of approximately $1,131,000, the majority of which it expects to record in the second fiscal quarter of 2014. These costs include cash severance charges of approximately $636,000 and charges to transfer inventory of approximately $495,000, substantially all of which the Company expects to pay in the third fiscal quarter of 2014.

The Company also expects to record in the second fiscal quarter of 2014 non-cash charges in connection with the consolidation of its distribution facilities, including, but not limited to, the write down of inventory, accelerated depreciation on certain fixed assets and additional reserves on accounts receivable. An estimate of the cost ranges by category type for these charges cannot be determined at this time.

The timing and costs of the consolidation plan may vary from the Company’s current estimates based on many factors. The Company may incur other material charges not currently anticipated due to events that may occur as a result of, or associated with, the consolidation plan and related activities. To the extent required by applicable rules, the Company will file one or more amendments to this Current Report on Form 8-K or include such disclosure in a future Quarterly Report on Form 10-Q or Annual Report on Form 10-K as details of the consolidation plan are refined and estimates of costs and charges are finalized.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty, including, but not limited to, the Company’s ability to improve efficiencies and simplify its business and the costs and expenses that the Company anticipates will result from the consolidation of the Company’s distribution facilities, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks and uncertainties associated with the Company’s ability to successfully implement the consolidation of the Company’s distribution facilities; the impact of the consolidation plan on the Company’s business, including a potential adverse effect on revenues and the Company’s other financial results; unanticipated charges not currently contemplated that may occur as a result of the consolidation plan, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2014. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: June 30, 2014	By:	/s/ David Robson
	Name:	David Robson
	Title:	Chief Financial Officer